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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                 --------------


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (date of earliest event reported): May 9, 2001

                                OTR EXPRESS, INC.
               (Exact name of registrant as specified in charter)



         KANSAS                      1-19773                  48-0993128
         ------                      -------                  ----------
(State of Incorporation)     (Commission File Number)       (I.R.S. Employer
                                                          Identification Number)



            804 N. MEADOWBROOK DRIVE, OLATHE, KS                 64111
          (Address of Principal Executive Offices)             (Zip Code)

                                 (913) 829-1616
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

OTR Express, Inc. (Amex: OTR), a nationwide transportation company, today announced that it will cease operations within 60 days because of adverse business conditions, including a difficult freight market, high fuel costs, high insurance costs and declining used truck and trailer values. These factors would preclude the Company from achieving operational profitability in the foreseeable future. Additionally, the Company lacks adequate capital to execute its business plan. OTR Express will continue pickup and delivery of loads for customers until further notice and shut down operations and liquidate in an orderly manner.

According to William P. Ward, Chairman, President and CEO: "Reluctantly, our Board of Directors decided today that we must take this very difficult action. Our immediate goal is to meet our commitments to customers and conclude our business in a way that treats everyone as fairly and ethically as possible. We deeply appreciate the willingness of our customers, employees, lenders and vendors to work with OTR Express during this difficult time."

Mr. Ward added: "In recent months, we have explored many different alternatives to help OTR Express recover, but we continue to face weakening freight demand, high fuel prices, higher insurance costs and deterioration in asset values because of the depressed truck and trailer market. In spite of some positive impact from restructured loan payments and our recent fleet and staff downsizing, we can no longer foresee a successful outcome in this environment. We have lost money the past seven quarters. The Company has not been able to return to compliance with certain covenants on our working capital line of credit, and we have not been able to comply with our current agreement with equipment lenders. The Board, after management consultation with secured lenders, felt the best decision at this time was to wind the operations down and apply the Company's remaining resources to cover existing liabilities."


Mr. Ward noted that OTR's line of credit lender has a security interest in the Company's accounts receivable, and that OTR's equipment lenders are secured by the revenue equipment (trucks and trailers) purchased, but that the value of such equipment did not fully collateralize the equipment lenders, especially due to the unprecedented decrease in value of used truck equipment. The Company anticipates that it may lack sufficient funds to fully pay unsecured creditors, and that stockholders should not expect any distributions in the liquidation.


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The Company expects to complete its shutdown of truckload operations in the next several weeks and wind up its business within 60 days. The Company will communicate details directly with its employees, stockholders, customers and vendors as necessary. The Company still plans to hold its previously scheduled annual meeting of stockholders on May 14, 2001.

OTR Express, Inc. is a nationwide dry van truckload carrier and logistics company serving customers throughout the 48 states. The common stock is traded on the American Stock Exchange under the symbol OTR. For further information, please contact Steve Ruben, chief financial officer, OTR Express, at (913) 829-1616, extension 3102, or visit www.otrx.com.

Various statements in this press release regarding the company's business which are not historical facts are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on current expectations and are subject to risks and uncertainties. Actual results could differ materially from current expectations due to a number of factors, including general economic and market conditions, regulatory issues, fuel price volatility, pricing pressures, the availability and compensation of qualified drivers and owner operators, availability of cost-effective financing, interest rate fluctuations, the ability of the Company to realize the benefits of its shut down plan, tractor and trailer resale values and other factors. Readers should review and consider the various disclosures made by the company in this press release, in its reports to stockholders, and periodic reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission (SEC). The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           OTR EXPRESS, INC.


Date: May 9, 2001                          By: /s/ William P. Ward
                                           -------------------------------------
                                           William P. Ward
                                           President and Chief Executive Officer